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                                                                   EXHIBIT 10.34
                        DIGITAL TELEVISION SERVICES, INC.
                      880 Holcomb Bridge Road, Bldg. C-200
                                Roswell, GA 30076

                                November 6, 1997

Douglas S. Holladay, Jr.
41 Palisades Road
Atlanta, GA 30309

RE:      PEGASUS TRANSACTION ADDENDUM TO
         LETTER AGREEMENT AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Mr. Holladay:

Background

         As of October 10, 1997 you entered into a letter agreement amendment to your employment agreement dated November 19, 1996. On November 6, 1997, the Corporation and certain of its principal shareholders entered into an agreement in principle with Pegasus Communications Corporation ("Pegasus") pursuant to which the Corporation would be acquired by Pegasus (the "Agreement in Principle"). In connection with the Agreement in Principle, the board of directors agreed to modify the cash severance arrangements of Section 31 as set forth below. Section references appearing herein shall refer to the employment agreement as amended by the letter agreement unless otherwise noted.

Modification

         If (i) the Corporation is acquired by Pegasus before June 30, 1998,
(ii) Mr. Holladay does not voluntarily resign from his employment with the Company (regardless of whether Good Reason exists) prior to June 30, 1998, and
(iii) either (A) his employment is terminated after June 30, 1998, and before the date specified in Section 30(c) under circumstances entitling him to severance compensation under Section 30, or (B) his employment is terminated by the Corporation after the Corporation has been acquired by Pegasus and before June 30, 1998, other than for Cause, then the amount of such severance compensation shall equal 24 months base salary and shall be paid in a lump sum within ten (10) days of such termination.

Shareholder Approval Exception to Golden Parachute Payment

         Pursuant to Internal Revenue Code Section 280G(b)(5) and Prop. Treas. Reg. Section 1.280G-1, Q&A-7, the right to receive or retain payments made pursuant to this addendum agreement is contingent upon the approval by a separate vote (or consent without meeting) of persons who owned, immediately before the acquisition of the Corporation by Pegasus, more than 75% of the voting power of outstanding stock of the Corporation.


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Douglas S. Holladay, Jr.
Pegasus Transaction Addendum to Letter
Agreement Amendment to Employment Agreement
November 6, 1997
Page 2

         This instrument may be executed (whether by facsimile or in original) in more than one counterpart, all of which taken together shall constitute one and the same instrument.


                                              Very truly yours,


                                              DIGITAL TELEVISION SERVICES, INC.

                                              By:  _____________________________
                                              Name: ____________________________
                                              Title: ___________________________



ACCEPTED AND AGREED:


-----------------------------------
DOUGLAS S. HOLLADAY, JR.

Date: _____________________________